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                                                            EXHIBIT 10.13


                                LICENSE AGREEMENT


                  LICENSE AGREEMENT, dated as of October 8, 1999 (the "License Agreement"), by and between Paracelsus Healthcare Corporation, a California corporation ("Licensor"), and JLL Healthcare, LLC, a Delaware limited liability company ("Healthcare").

                               W I T N E S S E T H

                  WHEREAS, Licensor is the owner of the intellectual property, including the registrations therefor, set forth on Schedule A hereto (the "Intellectual Property");

                  WHEREAS, the Licensor has been utilizing the Intellectual Property in connection with the Business;

                  WHEREAS, pursuant to the Recapitalization Agreement (the "Recap italization Agreement") dated as of August 16, 1999 by and among Licensor, PHC/CHC Holdings, Inc., a California corporation, PHC / Psychiatric Healthcare Corporation, a Delaware corporation ("Holdco"), PHC-Salt Lake City, Inc., a Utah corporation, Paracelsus Pioneer Valley Hospital, Inc., a Utah corporation, Pioneer Valley Health Plan, Inc., a Utah Corporation, PHC-Jordan Valley, Inc., a Utah corporation, Paracelsus PHC Regional Medical Center, Inc., a Utah corporation, Paracelsus Davis Hospital, Inc., a Utah corporation, PHC Utah, Inc., a Delaware corporation, CliniCare of Utah, Inc., a Utah Corporation, and JLL Hospital, LLC, a Delaware limited liability company and an affiliate of Healthcare, the parties agreed to recapitalize Holdco following the contribution of the Assets to Holdco and the assumption by Holdco of the Assumed Liabilities (each term, as defined in the Recapitalization Agreement);

                  WHEREAS, pursuant to the Recapitalization Agreement, Licensor agreed to grant to Holdco and its subsidiaries (collectively, "Licensee") a license to utilize the Intellectual Property in connection with the Business upon the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements contained herein, the receipt and sufficiency of which are

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hereby acknowledged, and intending to be legally bound hereby, the parties agree as set forth below.

                  1.       Definitions.

                  All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Recapitalization Agreement.

                  2.       Grant of Licenses.

                  Upon the terms and subject to the conditions set forth herein, Licensor hereby grants to Licensee a non-exclusive and royalty-free right and license, with right of sublicense to Affiliates of Licensee, to use the Intellectual Property in connection with the operation of the Business for a period of twelve (12) months from and after the date hereof.

                  3.       Use of Intellectual Property.

                  Licensee shall use the Intellectual Property in substantially the same form and manner that the Intellectual Property currently is used in connection with the Business. Licensee undertakes to comply with all laws, rules and regulations pertaining to the use of the Intellectual Property, and agrees to apply appropriate statutory notice of registration where applicable. In the event Licensee desires to use the Intellectual Property in a substantially different form or manner than the Intellec tual Property is currently used in connection with the Business, Licensee may request Licensor's consent to such use, which consent shall not be unreasonably withheld or delayed.

                  4.       Infringement and Maintenance.

                  Licensee shall notify Licensor of any threatened or actual unautho rized use, infringement or dilution of the Intellectual Property which may come to Licensee's attention. Licensor shall have the sole right to determine whether or not any action shall be taken with respect to such unauthorized use, infringement or dilution, and the nature of the action to be taken. Each party agrees to cooperate fully with the other in the conduct of any such litigation. Any recovery obtained as a result of any lawsuit for infringement, unauthorized use or dilution of the Intellectual Property shall belong to Licensor, and Licensor shall reimburse Licensee for its reasonable expenses, if any, incurred in connection with such suit.

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                  5.       Ownership.

                           (a)      Licensor represents and warrants that it is
the owner of the Intellectual Property, and that it has the right to grant the license granted pursuant to Section 2(a) of this License Agreement.

                           (b)      Licensee acknowledges that Licensor is the
owner of the Intellectual Property, that use of the Intellectual Property by Licensee shall not create in Licensee's favor any ownership interest therein.

                  6.       Notices.

                  All notices, requests, demands, waivers and other communications required or permitted to be given under this License Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by mail (certified or registered mail, return receipt requested) or by facsimile transmission (receipt of which is confirmed):

If to Healthcare, to:

                           JLL Healthcare, LLC
                           c/o Joseph, Littlejohn & Levy
                           450 Lexington Avenue
                           New York, New York 10017
                           Attention:  Mr. Jeffrey C. Lightcap
                           Fax: (212) 286-8686

with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           One Rodney Square
                           P. O. Box 636
                           Wilmington, Delaware 19899
                           Attention: Robert B. Pincus, Esq.
                           Fax: (302) 651-3001


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if to the Licensor, to:

                           Paracelsus Healthcare Corporation
                           515 W. Greens Road
                           Suite 800
                           Houston, TX  77067
                           Attn: James VanDevender
                           Fax:  (281) 774-5200

with a copy to:

                           Diana M. Hudson
                           Mayor, Day, Caldwell & Keeton, L.L.P.
                           700 Louisiana, Suite 1900
                           Houston, Texas 77002
                           Fax: (713) 225-7047

or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date on which so hand delivered, on the third business day following the date on which so mailed and on the date on which faxed and confirmed, except for a notice of change of address, which shall be effective only upon receipt thereof.

                  7.       Entire Agreement.

                  This License Agreement, including Schedule A hereto and other documents referred to herein which form a part hereof, together with the Recapital ization Agreement, contain the entire understanding of the parties hereto with respect to its subject matter. This License Agreement supersedes all prior agreements and understandings, oral and written, with respect to its subject matter.

                  8.       Binding Effect; Assignment.

                  This License Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns, but, except as contemplated herein, neither this License Agreement nor any of the rights, interests or obligations hereun der shall be assigned, directly or indirectly, by Licensor or Licensee without the prior

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written consent of the other party hereto; provided, however, that Licensee may assign this License Agreement, on one or more occasions, to (a) any Affiliate of Licensee or (b) any lender or other financing party of Licensee or any Affiliate of Licensee provided that no such assignment shall release Licensee from any of its obligations hereunder.

                  9.       Counterparts.

                  This License Agreement may be executed simultaneously in counter parts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  10.      Interpretation.

                  The article and section headings contained in this License Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this License Agree ment.

                  11.      Governing Law.

                  This License Agreement shall be governed by the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. The parties hereto waive their right to a jury trial with respect to disputes hereunder.

                            [SIGNATURE PAGE FOLLOWS]

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                  IN WITNESS WHEREOF, the parties hereto have executed this
License Agreement as of the day and year first above written.

                                    PARACELSUS HEALTHCARE CORPORATION


                                    By:     /s/ Lawrence A. Humphrey
                                            ------------------------------------
                                            Name:    Lawrence A. Humphrey
                                            Title:   Executive Vice President
                                                     and Chief Financial Officer



                                    JLL HEALTHCARE, LLC


                                    By:     /s/ Frank A. Coyle
                                            ------------------------------------
                                            Name:    Frank A. Coyle
                                            Title:   VP



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